                                                                     EXHIBIT 3.3
                            CERTIFICATE OF RESTATED

                           ARTICLES OF INCORPORATION

                                       of

                             ITT DESTINATIONS, INC.

     The undersigned hereby certifies that he is the duly elected and acting President and Secretary of ITT Destinations, Inc., a corporation organized and existing under the laws of the State of Nevada, and that, for the purpose of amending and restating its original Articles of Incorporation, which were filed with the Secretary of State of the State of Nevada on June 26, 1995, pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, the following Restated Articles of Incorporation have been duly adopted in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       of

                             ITT DESTINATIONS, INC.

                                 ARTICLE FIRST

     The name of the corporation is ITT Destinations, Inc. (the "Corporation").

                                 ARTICLE SECOND

     The address of the registered office of the Corporation in the State of Nevada is One East First Street, Reno, Nevada 89501. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the provisions of Chapter 78 of the Nevada Revised Statutes.

                                 ARTICLE FOURTH

     (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting of 200,000,000 shares designated "Common Stock" and 50,000,000 shares designated "Preferred Stock". The shares of Common Stock and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Common Stock shall be deemed to have a par value of $.01 per share and the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.

     (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:

     (1) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;

     (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

     (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

     (4) whether the shares of such class or series shall be subject to redemption at the election of the Corporation and/or the holders of such class or series and, if so, the times, price and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

     (5) the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation; provided that in no event shall the amount or amounts, if any, exceed $100 per share plus accrued dividends in the case of involuntary liquidation, dissolution or winding up;

     (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

     (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                                                                               4
          (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

          (11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Nevada.

          (c) Such divisions and determinations may be accomplished solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

          (d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series and class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.

          (e) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

          (f) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event (not in excess of $100 per share in the case of involuntary liquidation, dissolution or winding up) plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

     (g) The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

     (h) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

     (i) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the provisions of applicable law and any certificate of designation providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common

Stock shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. No stockholder will be permitted to cumulate votes at any election of directors.

     (j) Subject to all the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                 ARTICLE FIFTH

     The members of the governing board of the Corporation shall be styled directors of the Corporation. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be such as from time to time shall be determined by resolution adopted by a majority of the entire Board of Directors, but in no event shall the number of directors be less than one or more than twenty-five.

                                 ARTICLE SIXTH

     (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special stockholders' meeting and may not be effected by consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

     (b) Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

          (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of these Articles of Incorporation.


                                ARTICLE SEVENTH

          To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) for the payment of distributions to stockholders in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this ARTICLE SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                 ARTICLE EIGHTH

          The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.


                                 ARTICLE NINTH

          In order to enable the Corporation and any Subsidiary (as hereinafter defined) to secure and maintain in good standing all licenses, franchises and other regulatory approvals issued by Gaming Authorities (as hereinafter defined) which are necessary for the lawful operation of gaming and related businesses now or hereafter engaged in by the Corporation or any Subsidiary within or without The United States of America, which licenses, franchises or other regulatory approvals are conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications (the "Gaming Licenses"), and in order to insure that the business of the Corporation and its Subsidiaries will be carried on in compliance with the laws and regulations governing the conduct of gaming and related businesses (the "Gaming Laws"), the following provisions are made and shall apply for so long as the Corporation is subject to Gaming Laws:

     (a) Securities (as hereinafter defined) of the Corporation shall be subject to redemption by the Corporation, pursuant to Section 78.196 of the Nevada Revised Statutes or any other applicable provision of law, to the extent necessary to prevent the loss or to secure the reinstatement of any Gaming License held by the Corporation or any Subsidiary.

     (b) Securities of the Corporation shall be held subject to the condition that if a holder thereof is found by a Gaming Authority to be disqualified or unsuitable pursuant to any Gaming Law (a "Disqualified Holder"), such holder shall dispose of all of the Corporation's Securities held by such holder within the 120 day period (the "Disposition Period") commencing on the date (the "Notice Date") upon which the Corporation shall have received notice from a Gaming Authority of such holder's disqualification or unsuitability (the "Disqualification Notice"). Promptly following its receipt of a Disqualification Notice, the Corporation shall cause such Disqualification Notice to be delivered to the Disqualified Holder named therein by personal delivery, by mailing it to the address shown on the Corporation's books and records or through the use of any other reasonable means. Failure of the Corporation to provide such Disqualification Notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.

     (c) If any Disqualified Holder fails to dispose of the Corporation's Securities within the Disposition Period, the Corporation may redeem such Securities at the lesser of (1) the lowest closing sale price of such Securities on any trading day during the Disposition Period or (2) such Disqualified Holder's original purchase price.

          (d) Commencing on the Notice Date, it shall be unlawful for a Disqualified Holder to:

          (1) receive payments of dividends or interest upon any Securities of the Corporation held by such Disqualified Holder,

          (2) exercise, directly or indirectly, any right conferred by the Corporation's Securities upon the holders thereof, or

          (3) receive any remuneration in any form, for services rendered or otherwise, from the Subsidiary of the Corporation that holds a Gaming License.

          (e) The Board of Directors shall have the power to determine, on the basis of information known to the Board after reasonably inquiry, all questions arising under this ARTICLE NINTH including, without limitation, (1) whether a person is a Disqualified Holder, (2) whether a Disqualified Holder has disposed of Securities pursuant to Paragraph (b) of this ARTICLE NINTH and (3) the amount of Securities held directly or indirectly by any person. Any such determination shall be binding and conclusive on all such persons.

          (f) The Corporation shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this ARTICLE NINTH, and each holder of Securities of the Corporation will be deemed to have acknowledged by acquiring or retaining Securities of the Corporation that failure to comply with this ARTICLE NINTH will expose the Corporation to irreparable injury for which there is not adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this ARTICLE NINTH.

          (g) A Disqualified Holder shall indemnify the Corporation and its Subsidiaries for any and all direct or indirect costs (including attorneys' fees) incurred by the Corporation as a result of such holder's continuing ownership of or failure to divest the Securities.

          (h) The following definitions shall apply with respect to this ARTICLE NINTH:

          (1) The term "Gaming Authorities" includes all governmental authorities within or without The United States of America which issue or grant any license, franchise or regulatory approval necessary or appropriate for the lawful operation of gaming and related businesses. With respect to the state of Nevada, the term "Gaming Authorities" shall include, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board or their respective successors; and with respect to Atlantic City, New Jersey, the term "Gaming Authorities" shall include, without limitation, the New Jersey Casino Control Commission, the Division of Gaming Enforcement or their respective successors.

          (2) The term "Securities" means any instrument evidencing a direct or indirect beneficial ownership or creditor interest in the Corporation, including but not limited to, Common Stock, Preferred Stock, bonds, mortgages,debentures, security agreements, notes, warrants, options and rights.

          (3) The term "Subsidiary" (A) in matters relating to Gaming Laws of New Jersey, shall have the definition set forth in the New Jersey Statutes Annotated 5:12-47 or (B) in matters relating to Gaming Laws outside of New Jersey, means (i) a corporation, more than 50% of the outstanding voting securities of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote or (ii) a firm, association, partnership, trust or other form of business organization, not a natural person, of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote a majority interest.

                                 ARTICLE TENTH

          Subject to any express provision of the laws of the State of Nevada, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors. Subject to any express provision of the laws of the State of Nevada, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the stockholders at any regular or special meeting of the stockholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.

                                ARTICLE ELEVENTH

     The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Nevada and all rights conferred on stockholders herein are granted subject to this reservation.

                                ARTICLE TWELFTH

     The name and address of the sole member of the Board of Directors of the Corporation, who is to serve as such until the first annual meeting of the stockholders of the Corporation or until his successor shall have been elected and qualified, is:

     Name                          Address
     ----                          -------
Robert A. Bowman                   1330 Avenue of the Americas
                                   New York, New York 10019

     The undersigned, being the President and Secretary of the Corporation, does hereby certify as follows:

     1. On October 10, 1995, the sole Director of the Corporation, by unanimous consent, adopted and consented to the adoption of a resolution setting forth the proposed Restated Articles of Incorporation of the Corporation as hereinabove set forth, declaring the advisability thereof and calling a meeting of the stockholders of the Corporation for the purpose of considering and voting upon the proposed Restated Articles of Incorporation.

     2. At a special meeting of the stockholders of the Corporation held on October 10, 1995, the sole stockholder of the Corporation, having executed a written waiver of notice pursuant to Section 78.375 of the Nevada Revised Statutes, adopted and consented to the adoption of a resolution setting forth the proposed Restated Articles of Incorporation of the Corporation as hereinabove set forth.

     3. The Articles of Incorporation of ITT Destinations, Inc. are hereby amended and restated as set forth above, and the undersigned makes this certificate pursuant to Section 78.385, Section 78.390 and Section 78.403 of the Nevada Revised Statues this 25th day of October, 1995.

                                             /s/ Robert A. Bowman
                                             -----------------------------------
                                             Name:  Robert A. Bowman
                                             Title: President and
                                                    Secretary

STATE OF NEW YORK,  )
                    ) SS.:
COUNTY OF NEW YORK, )

     This instrument was acknowledged before me on October 25, 1995 by Robert A. Bowman as President and Secretary of ITT Destinations, Inc.



                                   /s/ Sonja Esposito
                                   ------------------------------
                                   Name: SONJA ESPOSITO
                                   Title: Notary Public

                                   My commission expires

THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION


1.   Name of corporation:     ITT Destinations, Inc.

2.   Date of adoption of Amended and/or Restated Articles: October 10, 1995

3.   If the articles were amended, please indicate what changes have been made:
     The capital stock was increased and the initial/current director was changed.

     (a) Was there a name change?  Yes [ ]  No [X].
         If yes, what is the new name?



     (b) Did you change your resident agent? Yes [X] No [ ]. If yes, please indicate new address:
         The Corporation Trust Company
         One East First Street, Reno, Nevada 89501


     (c) Did you change the purposes? Yes [ ] No [X]. Did you add Banking? [ ], Gaming? [ ], Insurance? [ ], None of these? [X].

     (d) Did you change the capital stock? Yes [X] No [ ]. If yes, what is the new capital stock?
         The authorized shares were increased to 250,000,000 shares (200,000,000 shares designated Common Stock and 50,000,000 shares of designated Preferred Stock

     (e) Did you change the directors? Yes [X] No [ ]. If yes, indicate the change:
         The initial/current director was replaced by Robert A. Bowman.

     (f) Did you add the directors liability provision? Yes [ ] No [X].

     (g) Did you change the period of existence? Yes [ ] No [X]. If yes, what is the new existence?

     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?



                                   /s/ Robert A. Bowman
                                   Robert A. Bowman, President and Secretary
                                   Name and Title of Officer

                                   October 25, 1995
                                   Date

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

On October 25, 1995 personally appeared before me, a Notary Public, Robert A. Bowman, who acknowledged that he executed the above document.


                                        /s/Sonja Esposito
                                        Notary Public

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                             ITT DESTINATIONS, INC.

     The undersigned, being Executive Vice President and Secretary of ITT DESTINATIONS, INC., a Nevada corporation, does hereby certify as follows:

     1. That on October 10, 1995, the sole Director of the corporation, by unanimous consent, adopted and consented to the adoption of a resolution setting forth a proposed amendment to the Articles of Incorporation of the corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendment.

     2. Said resolution called for the following amendment to said Articles of
Incorporation:

     That the Article FIRST of the Articles of Incorporation of the corporation is amended in its entirety to read as follows:

                                 ARTICLE FIRST

     The name of the corporation is ITT Corporation (the "Corporation").

     3. That at a special meeting of the shareholders of the corporation held on October 10, 1995, the sole shareholder of the corporation adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

          4. That the Articles of Incorporation of ITT DESTINATIONS, INC. are hereby amended as set forth above, and the undersigned makes this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

     DATED: November 27, 1995



                                        /s/ Richard S. Ward
                                        ---------------------------------------
                                        Name:  Richard S. Ward
                                        Title: Executive Vice President and
                                               Secretary

STATE OF NEW YORK,  )
                    ) ss.:
COUNTY OF NEW YORK, )

     This instrument was acknowledged before me on November 27, 1995 by Richard
S. Ward as Executive Vice President and Secretary of ITT Destinations, Inc.

                                                      /s/ SONJA ESPOSITO
                                                    -----------------------
                                                    Name: Sonja Esposito
                                                    Title: Notary Public

                                                    My commission expires

                        [SECRETARY OF STATE LETTERHEAD]


         Important: Read attached instructions before completing form.

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                              -REMIT IN DUPLICATE-

                                                         No. C10450-95
                                                             ---------
                                                        /s/ Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE



1. Name of corporation: ITI Corporation

2. The articles have been amended as follows (provide article numbers, if available):
   ARTICLE FIRST - The name of the corporation is Sheraton Holding Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: unanimous.*

4. Signatures (Required):

/s/ RONALD C. BROWN                     /s/ SCOTT KENYON
----------------------                  ----------------------
Vice President             and          Asst. Secretary
Ronald C. Brown                         Scott Kenyon

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                             WRITTEN CONSENT OF THE

                                SOLE DIRECTOR OF

                                ITT CORPORATION

                              a Nevada corporation


     THE UNDERSIGNED, Barry S. Sternlicht, being the sole director of ITT Corporation, a Nevada corporation (the "Corporation"), pursuant to
Section 78.315(2) of the Nevada Revised Statutes, does hereby consent to and adopt the following resolution:

     WHEREAS, it has been determined by the sole director that it is in the best interests of the Corporation and the sole shareholder to cease the use of the name and trademarks of "ITT" to ITT Manufacturing Corporation and for the Corporation to change its name, it is

     RESOLVED, that Article First of the Certificate of Incorporation of the Corporation be amended to read as follows:

                                 ARTICLE FIRST

     The name of the Corporation is Sheraton Holding Corporation (the "Corporation").




DATED: October 11, 2000



                                   /s/ Barry S. Sternlicht
                                   -----------------------
                                   Barry S. Sternlicht

                             WRITTEN CONSENT OF THE

                              SOLE STOCKHOLDER OF

                                ITT CORPORATION

                              a Nevada corporation



     THE UNDERSIGNED, being the sole stockholder having at least a majority of the voting power of ITT Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), pursuant to Section 78.320(2) of the Nevada Revised Statutes, to the following amendment to the articles of incorporation of the Corporation which has been declared advisable by the Board of Directors of the Corporation at a meeting of said Board duly convened and held on the 11th day of October, 2000.

                 (Here set our amendment proposed and declared
                     advisable by the Board of Directors):

     RESOLVED, that Article First of the Certificate of Incorporation of the Corporation be amended to read as follows:

                                 ARTICLE FIRST

     The name of the corporation is Sheraton Holding Corporation
     (the "Corporation").

     AND THE UNDERSIGNED does hereby authorize and empower the proper officers of the Corporation to do and perform any and all acts and things necessary or advisable to perfect and carry out the said amendment and the terms and provisions thereof.

     WITNESS my hand and seal this 13 day of October, A.D. 2000.

                                   By:  STARWOOD HOTELS & RESORTS
                                        WORLDWIDE, INC.
                                        as Sole Shareholder of ITT Corporation


                                        By: /s/ Ronald C. Brown
                                           --------------------------------
                                           Ronald C. Brown,
                                           Executive Vice President, CFO
                                           and Treasurer